UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2025

SIGNING DAY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41863	87-2792157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8355 East Hartford Rd., Suite 100, Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

(480) 220-6814
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SGN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Business Combination Agreement

On May 27, 2025, Signing Day Sports, Inc., a Delaware corporation (the “Company” or “Signing Day Sports”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with BlockchAIn Digital Infrastructure, Inc., a Delaware corporation (“Holdings”), One Blockchain LLC, a Delaware limited liability company (“One Blockchain”), BCDI Merger Sub I Inc., a Delaware corporation and a wholly owned subsidiary of Holdings (“Merger Sub I”), and BCDI Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Holdings (“Merger Sub II”).

The Business Combination Agreement provides that, upon the terms and subject to the conditions set forth therein, the parties will effect a business combination transaction in which: (a) Merger Sub I will merge with and into Signing Day Sports (the “First Merger”), with Signing Day Sports surviving the First Merger as a direct wholly owned subsidiary of Holdings; and (b) Merger Sub II will merge with and into One Blockchain (the “Second Merger” and, together with the First Merger, the “Mergers,” and, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”), with One Blockchain surviving the Second Merger as a direct wholly owned subsidiary of Holdings. At the effective time of the First Merger, each outstanding share of common stock of Signing Day Sports, $0.0001 par value per share (collectively, “SGN Shares”), will be automatically canceled and converted into the right to receive a registered common share, $0.01 par value per share, of Holdings (collectively, “Holdings Shares”). Each outstanding Signing Day Sports option and warrant will be assumed by Holdings and converted into options and warrants, respectively, to acquire Holdings Shares, with the same terms and conditions, including exercise price, and each assumed option will immediately become fully vested. At the effective time of the Second Merger, the outstanding membership interests of One Blockchain (collectively, “One Blockchain Membership Interests”) will be canceled and converted into the right to receive a number of Holdings Shares equal to the quotient of the total number of SGN Shares outstanding immediately prior to the First Merger on a fully diluted and as-converted basis, not including certain out-of-the-money derivative securities, divided by 0.085, less the total number of Holdings Shares that the SGN Shares will be converted into the right to receive at the effective time of the First Merger, subject to certain adjustments.

The Business Combination Agreement provides for the issuance of additional Holdings Shares (the “Earnout Shares”) to the members of One Blockchain as of immediately prior to the closing of the Mergers (the “Closing”) if the net income plus interest, taxes, depreciation and amortization of Holdings for the fiscal year ending December 31, 2026 equals or exceeds $25 million. The Earnout Shares will equal 11.628% of the total number of Holdings Shares issued to the members of One Blockchain prior to the One Blockchain Merger, subject to adjustment.

In addition, the Business Combination Agreement provides that Holdings will issue to Maxim Partners LLC (“Maxim”) (or its designees) a number of Holdings Shares equal to 3.5% of the total transaction enterprise value at the Closing, and, if applicable, 3.5% of the Earnout Shares, in accordance with the M&A Advisory Agreement between Blockchain One c/o VCV Digital and Maxim Group LLC dated January 29, 2025. The number of Holdings Shares issued to Maxim (or its designees) will reduce only the equity ownership otherwise allocable to the holders of One Blockchain Membership Interests. The Business Combination Agreement provides that Holdings may adjust the number of Holdings Shares into which the SGN Shares and the One Blockchain Membership Interests may be converted so long as the aggregate number of Holdings Shares that the stockholders of Signing Day Sports are entitled to receive pursuant to the terms of the Business Combination Agreement will be at least 8.5% of the Holdings Shares that are outstanding on a fully diluted basis immediately after the Closing (excluding any out-of-the-money options and warrants) and (ii) such adjustment does not have a negative impact on the qualification of the Holdings Shares to become listed on the NYSE American LLC (the “NYSE American”).

The Closing is subject to the satisfaction or, to the extent permissible, the waiver, of certain conditions, including: (i) the expiration or termination of applicable antitrust waiting periods and any required antitrust consents having been obtained; (ii) approval of the Business Combination Agreement, the Mergers and the other contemplated Transactions by the requisite vote of Signing Day Sports stockholders; (iii) the Registration Statement (as defined below) having become effective in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and not being subject to any stop order or proceeding seeking a stop order or having been withdrawn; (iv) the approval for listing of the Holdings Shares to be issued pursuant to the Business Combination Agreement on the NYSE American (or another national securities exchange); (v) the absence of any law or order prohibiting the Transactions; (vi) the accuracy of the parties’ representations and warranties and compliance with their covenants, subject to specified materiality standards; (vii) the termination of the employment agreements of each of Craig Smith, the Chief Operating Officer and Secretary of Signing Day Sports, Daniel Nelson, the Chairman and Chief Executive Officer of Signing Day Sports, and Jeffry Hecklinski, the President of Signing Day Sports without any continuing liability to Signing Day Sports, Holdings, or One Blockchain; (viii) the execution of Executive Consulting Agreements with Holdings or one of its subsidiaries that provide that each of Mr. Smith, Mr. Nelson, and Mr. Hecklinski will be engaged as a consultant for a 24-month term and certain severance compensation; and (ix) other customary closing conditions.

The Business Combination Agreement contains customary representations and warranties by each of Signing Day Sports, Holdings, and One Blockchain.

In addition, the Business Combination Agreement contains certain covenants governing the interim period between the execution of the agreement and the earlier of the Closing or termination of the Business Combination Agreement (the “Interim Period”). In connection with the Mergers, the parties will jointly prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 registering the issuance of, and containing a prospectus relating to, the Holdings Shares to be issued pursuant to the Business Combination Agreement (the “Registration Statement”), and a proxy statement with respect to a meeting of the Company’s stockholders to be held to approve the Transactions and related proposals (the “Meeting”). In addition, the Business Combination Agreement contains covenants applicable to the Interim Period relating to restrictions on changes to business or corporate or capital structure, access to information, the filing and approval of an initial listing application with the NYSE American (or other national securities exchange) in connection with the Transactions, regulatory filings, public announcements, and confidentiality.

The Business Combination Agreement provides that Signing Day Sports may continue to offer and sell up to $4,000,000 in SGN Shares in its existing at the market offering. Signing Day Sports may use the proceeds only to pay its liabilities and for working capital related to its business as of the date of the Business Combination Agreement (the “Legacy Business”). At the Closing, any cash Signing Day Sports holds must first be used to pay off all remaining liabilities, and any leftover cash can only be used for the Legacy Business. Any liabilities remaining at the Closing will be the sole responsibility of the Legacy Business.

The Business Combination Agreement also provides for post-Closing indemnification and exculpation of the directors and officers of Signing Day Sports, One Blockchain, and Holdings, and the right of Signing Day Sports to purchase a tail insurance policy for the benefit of its directors and officers. The Business Combination Agreement also provides that at the Closing, each One Blockchain member and each Signing Day Sports principal, officer, and director will be required to enter into a Lock-Up/Leakout Agreement with Holdings, which will provide restrictions on transfer of Holdings Shares until the earlier of six months after the date of the Closing or the date that Holdings completes a transaction resulting in all of its stockholders having the right to exchange their Holdings Shares for cash, securities or other properties, subject to certain leak-out provisions. The Business Combination Agreement also provides for the adoption of a new equity incentive plan by Holdings no later than the Closing, with an initial share reserve equal to 15% of the fully diluted shares of Holdings and an evergreen provision equal to 2% of the fully diluted shares of Holdings following the Closing. In addition, the Business Combination Agreement required that certain stockholders collectively owning at least 1.4% of the issued and outstanding SGN Shares enter into a Voting and Support Agreement, dated as of May 27, 2025, with Holdings and Signing Day Sports (the “Voting and Support Agreement”). See “Voting and Support Agreement” below for a description of its terms.

The Business Combination Agreement further provides that, with effect from the Closing, each party will take all necessary action within its power so that the board of directors of Holdings is initially comprised of no less than five and no greater than seven directors, that Signing Day Sports will be entitled to designate at least one director, and that all other directors will be designated by One Blockchain. At the time of the Mergers, each of the officers and directors of Signing Day Sports will resign, and its new officers and directors will be the individuals that will have been designated by Merger Sub I. Each of the officers and managers of One Blockchain will be the individuals designated by One Blockchain.

Additionally, the Business Combination Agreement contains exclusivity provisions providing that, during the Interim Period, none of the parties or their representatives may, directly or indirectly, without the prior written consent of the other parties, solicit, initiate, or knowingly facilitate or assist the making, submission, or announcement of, or intentionally encourage, any Acquisition Proposal (as defined below); furnish any non-public information regarding such party or its affiliates to any person or group (other than a party to the Business Combination Agreement or their respective representatives) in connection with or in response to an Acquisition Proposal; engage or participate in discussions or negotiations with any person or group with respect to, or that would reasonably be expected to lead to, an Acquisition Proposal; approve, endorse, recommend, or publicly propose to approve, endorse, or recommend, any Acquisition Proposal; negotiate or enter into any letter of intent, agreement in principle, acquisition agreement, or other similar agreement in furtherance of any Acquisition Proposal; or release any third party from, or waive any provision of, any confidentiality agreement to which such party is a party. An “Acquisition Proposal” is defined as any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any person or group at any time relating to an Alternative Transaction. An “Alternative Transaction” is defined as any transaction or series of related transactions (other than the Transactions) involving (i) a merger, consolidation, business combination, share exchange, joint venture, recapitalization, liquidation or other similar transaction involving the party or its subsidiaries, (ii) the acquisition or disposition of 20% or more of a party’s consolidated assets, (iii) the issuance or acquisition of 20% or more of any class of equity securities, or (iv) any transaction that would result in any person or group becoming the beneficial owner of 20% or more of the party’s equity securities, in each case whether effected directly or indirectly, including through any subsidiary, and whether in a single transaction or a series of related transactions, but not including any bona fide capital raising transaction for financing purposes that does not involve a change of control. Each party is required to promptly notify the other parties of the receipt of any bona fide inquiries, proposals, or offers, requests for information, or requests for discussions or negotiations regarding or constituting any Acquisition Proposal, including the material terms and conditions thereof and the identity of the party making such inquiry, proposal, offer, or request for information.

The Business Combination Agreement provides for termination by any of the following: (i) The mutual written consent of the parties; (ii) either Signing Day Sports or One Blockchain’s notice of termination if any of the conditions to the Closing have not been satisfied or waived by December 31, 2025 (the “Outside Date”), subject to extension to February 15, 2026 if the Registration Statement has been declared effective by the SEC by the Outside Date but the Closing has not occurred, unless the breach of the party seeking termination was the principal cause of the failure of the closing condition; (iii) either Signing Day Sports or One Blockchain’s notice of termination if any applicable, non-appealable law or order is enacted that prohibits the consummation of the Transactions, provided that the terminating party is not in breach of the Business Combination Agreement; (iv) One Blockchain’s notice of termination to Signing Day Sports if there has been a material breach by Signing Day Sports of its representations, warranties, covenants, or agreements, or if any representation or warranty of Signing Day Sports becomes materially untrue or inaccurate, resulting in a failure of a closing condition, and such breach or inaccuracy is incapable of being cured or is not cured within the earlier of 30 days after written notice or the Outside Date, except if Signing Day Sports would be entitled to terminate for a material uncured breach by One Blockchain or Holdings; (v) Signing Day Sports’ notice of termination to One Blockchain if there has been a material breach by One Blockchain or Holdings of their respective representations, warranties, covenants, or agreements, or if any representation or warranty of such parties becomes materially untrue or inaccurate, resulting in a failure of a closing condition, and such breach or inaccuracy is incapable of being cured or is not cured within the earlier of 30 days after written notice or the Outside Date, except if One Blockchain would be entitled to terminate for a material uncured breach by Signing Day Sports; (vi) One Blockchain’s notice of termination to Signing Day Sports if, during the Interim Period, Signing Day Sports receives a notice of delisting from the NYSE American and is not reasonably able to cure the deficiency, or if the NYSE American files a Form 25 or Signing Day Sports is formally delisted and the SGN Shares cease trading on the NYSE American; (vii) either Signing Day Sports or One Blockchain’s notice of termination if the Meeting is held and the required stockholder approval is not obtained; or (viii) either Signing Day Sports or One Blockchain’s notice of termination if, prior to the Closing, NYSE American refuses to approve or indicates it will not approve the initial listing application for Holdings.

In the event the Business Combination Agreement is terminated as a result of a material uncured breach by any party, the breaching party is required to pay to the non-breaching party an amount equal to the lesser of the non-breaching party’s actual expenses incurred in connection with the Transactions and $250,000 (the “Breakup Fee”). The Breakup Fee will not apply if: (i) The SEC does not declare effective or approve the Registration Statement; (ii) the staff of the NYSE American indicates that the Transactions cannot proceed or otherwise provides comments that make it impracticable to complete the Transactions; or (iii) if Holdings is not able to list on any other national securities exchange, provided such inability is not due to any listing deficiencies or non-compliance by Signing Day Sports. The Breakup Fee must be paid within one business day of the termination of the Business Combination Agreement.

The Business Combination Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K, and the description above is qualified in its entirety by reference to the full text of such exhibit.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Business Combination Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Blockchain One, Holdings, or any other party to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting and Support Agreement

Pursuant to and concurrently with the execution of the Business Combination Agreement, each of Signing Day Sports stockholders collectively owning at least 1.4% of the issued and outstanding SGN Shares, entered into the Voting and Support Agreement with Holdings and Signing Day Sports. Pursuant to the Voting and Support Agreement, among other things, each such stockholder agreed, on the terms and subject to the conditions set forth therein, (i) to vote all of their respective voting shares in the Company, in favor of the approval of the Transactions, (ii) not vote for any Alternative Transaction or any proposal or offer that constitutes or could reasonably be expected to lead to an Alternative Transaction or cause a breach or failure to satisfy a closing condition of the Business Combination Agreement. The Voting and Support Agreement provides that for the appointment of the Company as each stockholder party’s proxy to attend the Meeting and vote in accordance with the requirements of the Voting and Support Agreement. In addition, the Voting and Support Agreement provides that each of the stockholder parties will not transfer such party’s SGN Shares, or take certain actions relating to the voting or transfer of its SGN Shares, subject to certain exceptions. The Voting and Support Agreement will terminate upon the earlier of the Closing or the termination of the Business Combination Agreement prior to the Closing in accordance with its terms.

The Voting and Support Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description above is qualified in its entirety by reference to the full text of such exhibit.

Item 7.01 Regulation FD Disclosure.

On May 28, 2025, the Company issued a press release announcing the execution of the Business Combination Agreement. A copy of the press release is furnished hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1 hereto), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such a filing.

Additional Information and Where to Find It

Pursuant to the Business Combination Agreement, Holdings plans to file or cause to be filed relevant materials with the SEC, including the Registration Statement, which will contain a proxy statement of Signing Day Sports and a prospectus for registration of shares of Holdings. The Registration Statement has not been filed with or declared effective by the SEC. Following and subject to the Registration Statement being declared effective by the SEC, its definitive proxy statement/prospectus would be mailed or otherwise disseminated to Signing Day Sports stockholders. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF SIGNING DAY SPORTS ARE URGED TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ONE BLOCKCHAIN, SIGNING DAY SPORTS, THE PROPOSED BUSINESS COMBINATION, AND RELATED MATTERS. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Holdings and Signing Day Sports with the SEC, may be obtained free of charge at the SEC website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Signing Day Sports by directing a written request to: Signing Day Sports, Inc., 8355 East Hartford Rd., Suite 100, Scottsdale, AZ 85255. Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed business combination.

Participants in the Solicitation

Signing Day Sports, and its directors, executive officers and certain other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from the stockholders of Signing Day Sports with respect to the Transactions and related matters. Information about the directors and executive officers of Signing Day Sports, including their ownership of SGN Shares, is included in Signing Day Sports’ Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on April 11, 2025, and Signing Day Sports’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which was filed with the SEC on May 15, 2025. Additional information regarding the persons or entities who may be deemed participants in the solicitation of proxies from Signing Day Sports stockholders, including a description of their interests in the Transactions by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant documents to be filed with the SEC when they become available. The managers and officers of One Blockchain do not currently hold any interests, by security holdings or otherwise, in Signing Day Sports.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction. No offering of securities in connection with the proposed business combination shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Forward-Looking Statements

The press release attached as Exhibit 99.1 hereto and the statements contained therein include “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify these statements because they contain words such as “may,” “will,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” “plan,” “target,” “predict,” “potential,” or the negative of such terms, or other comparable terminology that concern the Company’s expectations, strategy, plans, or intentions. Forward-looking statements relating to expectations about future results or events are based upon information available to the Company as of today’s date and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, including, without limitation, the parties’ ability to integrate their respective businesses into a combined publicly listed company post-merger, the ability of the parties to obtain all necessary consents and approvals in connection with the Transactions, including, but not limited to, NYSE American clearance of a listing application in connection with the Transactions, the Company’s ability to obtain stockholder approval of the Transactions, the parties’ ability to obtain sufficient funding to maintain operations and develop additional services and offerings, market acceptance of the parties’ current products and services and planned offerings, competition from existing or new offerings that may emerge, impacts from strategic changes to the parties’ business on net sales, revenues, income from continuing operations, or other results of operations, the parties’ ability to attract new users and customers, the parties’ ability to retain or obtain intellectual property rights, the parties’ ability to adequately support future growth, the parties’ ability to comply with user data privacy laws and other current or anticipated legal requirements, and the parties’ ability to attract and retain key personnel to manage their business effectively. These risks, uncertainties and other factors are expected to be further described in the Registration Statement to be filed with the SEC relating to the Transactions. See also the section titled “Risk Factors” in the Company’s periodic reports which are filed with the SEC. These risks, uncertainties and other factors are, in some cases, beyond the parties’ control and could materially affect results. If one or more of these risks, uncertainties or other factors become applicable, or if these underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. All subsequent written and oral forward-looking statements concerning the Company, One Blockchain, or any of their affiliates, or other matters and attributable to the Company, One Blockchain, any of their affiliates, or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. The Company does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Business Combination Agreement, dated as of May 27, 2025, among Signing Day Sports, Inc., BlockchAIn Digital Infrastructure, Inc., One Blockchain LLC, BCDI Merger Sub I Inc., and BCDI Merger Sub II LLC*
10.1	Voting and Support Agreement, dated as of May 27, 2025, among Blockchain Digital Infrastructure, Inc., Signing Day Sports, Inc. and certain stockholders of Signing Day Sports, Inc., dated as of May 27, 2025*
99.1	Press Release dated May 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2025	SIGNING DAY SPORTS, INC.

/s/ Daniel Nelson
	Name:	Daniel Nelson
	Title:	Chief Executive Officer

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